Exhibit 99.1

Alphatec Holdings Announces $60 Million Underwritten Offering

April 19, 2023

CARLSBAD, Calif. —(BUSINESS WIRE)— Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, announced today the pricing of an underwritten registered offering of 4,285,715 shares of common stock (the “Shares”) at an offering price of $14.00 per share. The gross proceeds to the Company, before deducting the underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $60 million. The offering is expected to close on or about April 21, 2023, subject to customary closing conditions.

TD Cowen is acting as sole book-runner for the offering.

A shelf registration statement on Form S-3 (File No. 333-271336) relating to the offering of the securities described above was filed with the Securities and Exchange Commission (“SEC”) and become effective on April 19, 2023. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of an effective registration statement. A final prospectus supplement and accompanying prospectus relating to the shares of common stock being offered will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, on the SEC’s website at http://www.sec.gov or from Cowen and Company, LLC, Attn: Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by telephone: (833) 297-2926 or by email: PostSaleManualRequests@broadridge.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ATEC

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to be the Standard Bearer in Spine.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include, but are not limited to, the Company’s expectations regarding the completion of the offering. Important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: risks and uncertainties related to market and other conditions and the satisfaction of customary closing conditions related to the offering. A further list and description of these and other factors, risks and uncertainties can be found in the Company’s most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. Forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor/ Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

Alphatec Holdings, Inc.

investorrelations@atecspine.com